Exhibit 15.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors and Shareholders of Elan Corporation, plc

We have audited the accompanying consolidated balance sheets of Elan Corporation, plc and subsidiaries as of December 31, 2005 and 2004 and the related consolidated statements of operations, shareholders’ equity and other comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2005. We have also audited the accompanying financial statement schedule. These Consolidated Financial Statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these Consolidated Financial Statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Consolidated Financial Statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Consolidated Financial Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the Consolidated Financial Statements referred to above present fairly, in all material respects, the consolidated financial position of Elan Corporation, plc and subsidiaries as of December 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States (U.S. GAAP). Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/  KPMG
KPMG

Dublin, Ireland
March 28, 2006